UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): February 9, 2024

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

18 East 50th Street, FL7 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Item 1.01 Entry into a Material Definitive Agreement.

Purchase of Additional Mortgage Servicing Rights

Pursuant to the terms of the previously filed Reference Spread Payment Agreement (the “RSPA”), dated September 29, 2023, GlassBridge Enterprises, Inc. (the “Company”) purchased additional Mortgage Servicing Rights (“MSRs”) and assumed related obligations from Greenway Mortgage Holding Corporation (“Greenway”) on February 12, 2024 (the “Subsequent Closing”). Under the transaction, the Company acquired the MSRs for 9,350 fixed rate residential Mortgage Loans with an aggregate value of approximately $1,412,416,027, for a total purchase price of $22,980,008 (with 90% of the purchaser price paid at closing; 5% to be paid two (2) business days after the transfer date (estimated to be May 1, 2024) and 5% to be paid upon the Company’s receipt of the trial balances and all mortgage loan file data and documentation. The purchase price was based on the purchase price percentage of 1.627% (calculated by multiplying the purchase price percentage by the unpaid principal balance of the underlying Mortgage Loans as of the sale date).

After the sale date, an affiliate of Greenway will continue to service the loans with its subservicer, Valon. To effect the purchase and the subsequent transfer, Greenway has made customary representations and warranties, as well as, provided indemnification rights including for the servicer, subservicer or Greenway’s failure to comply with applicable requirements and accepted servicing practices relating to the servicing of the related Mortgage Loans or any breach of its representations, warranties or covenants in the RSPA, or any termination of the servicer as servicer for cause by Fannie Mae or Freddie Mac.

The RSPA has been filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on November 14, 2023. This summary description of the RSPA does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference as Exhibit 10.1.

Point Digital Transaction and Financing

As previously disclosed, on December 29, 2023, GB HRP, LLC (“GB”), a wholly owned subsidiary of the Company, entered into a series of agreements with Point Digital Finance, Inc. (“Point”), including a forward flow purchase facility, pursuant to which GB has committed to purchase up to $100 million of home equity interest option assets originated by Point (“Option Assets”). On January 3, 2024, GB funded $5,000,000 for Option Assets. Thereafter, on January 30, 2024 GB funded a total of $2,500,000 for certain additional Option Assets and on February 14, 2024, GB funded a total of $2,500,000 for certain additional Option Assets.

To finance additional purchases of Option Assets in the future, on February 9, 2024, GB entered a loan and security agreement (the “Loan Agreement”) with Point to obtain a committed revolving line of credit (the “Line of Credit”) in the principal amount of up to $10,000,000 (the “Loan”). The Loan is evidenced by certain revolving line of credit note (the “Note”). GB may borrow under the Note until May 31, 2024, or such later date as may be designated by Point by written notice from Point to GB. Pursuant to the Note, advances under the Line of Credit will be used solely for the purchase of Option Assets. GB covenants on behalf of itself and its affiliates not to apply any proceeds from the Loan to the purchase, investment or other acquisition of any right, title or interest in any residential option contract or other asset of a type similar to the Option Assets, until the later of (a) December 31, 2024 and (b) the date on which the Loan is repaid in full and all commitments of Point to provide advances under the Loan have terminated. Any breach of this covenant will obligate GB to pay to Point $1,000,000 as an exclusivity breach fee. GB has assigned and granted to Point a continuing lien on and security interest in and to GB – GB HRP, LLC, a separate series of Point Titling Trust, a Delaware Statutory Trust, represented by that certain Point Titling Trust, GB – GB HRP, LLC SUBI Certificate, Number 1, dated December 29, 2023.

The Loan Agreement and Note have been filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K. This summary description of these agreements does not purport to be complete and is qualified in its entirety by reference to these agreements, which are incorporated herein by reference.

Amendment to Stock Purchase Agreement

Pursuant to the previously announced certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of September 25, 2023, with Tacora Capital, LP (“Tacora”), a Delaware limited partnership, as buyer, (a) at the Initial Closing, Company sold and issued to Tacora, and Tacora purchased from Company, the Initial Closing Purchased Securities, and (b) in accordance with Section 14 of the Term Loan Agreement, from time to time after the Initial Closing, Company agreed to issue to Tacora and Tacora agreed to purchase from Company the remaining 32,775 shares of Preferred Stock, 17,500 Series 1 RSUs and 35,000 Series 2 RSUs (collectively, the “Initial Remaining Securities”). To date, the Company issued to Tacora 32,775 shares of Preferred Stock, 17,500 Series 1 RSUs and 35,000 Series 2 RSUs.

On February 13, 2024, the Company and Tacora entered into the First Amendment to Stock Purchase Agreement (the “Amendment”) to increase Tacora’s investment in the Company by $10,000,000. Pursuant to the Amendment, Tacora has agreed to purchase from Company, and Company has agreed to sell and issue to Tacora, up to an additional ten thousand (10,000) shares of Preferred Stock for a price per share equal to the Per Preferred Share Price ($1,000 per share), without the purchase of any additional Series 1 RSUs or Series 2 RSUs. All capitalized terms used but not otherwise defined herein have the meanings set forth in the Purchase Agreement. To date, the Company issued to Tacora 1,484 shares of Preferred Stock.

The Purchase Agreement has been filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 29, 2023. This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference as Exhibit 10.4. The Amendment has been filed as Exhibit 10.5 to this Current Report on Form 8-K. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the agreement, which is incorporated herein by reference.

Equity-based Awards

As previously disclosed, on September 22, 2023, the Board of GlassBridge Enterprises, Inc. (the “Company”) approved GlassBridge Enterprises, Inc. Equity Incentive Plan, effective as of September 22, 2023, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date. As of January 24, 2024, the Board approved GlassBridge Enterprises, Inc. Amended and Restated Equity Incentive Plan, effective as of September 22, 2023. From time to time, pursuant to the terms of the Plan, the Company grants equity-based awards, including stock options, restricted stock units (“RSUs”), restricted stock, and stock appreciation rights to executive officers, directors, other employees of the Company and its subsidiaries, and consultants. The Plan has been filed as Exhibits 10.6 to this Current Report on Form 8-K. The following forms of award agreements, filed as Exhibits 10.7, 10.8, 10.9, 10.10 and 10.11 are used for awards under the Plan to executive officers, directors, other employees, and consultants, as applicable, and are incorporated by reference herein:

●	Form of GlassBridge Enterprises, Inc. 2023 Equity Incentive Plan Restricted Stock Unit Agreement
●	Form of GlassBridge Enterprises, Inc. 2023 Equity Incentive Plan Incentive Stock Option Agreement
●	Form of GlassBridge Enterprises, Inc. 2023 Equity Incentive Plan Non-Qualified Stock Option Agreement
●	Form of GlassBridge Enterprises, Inc. 2023 Equity Incentive Plan Stock Appreciation Right Agreement
●	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Restricted Stock Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Officer Option and RSU Awards

On January 24, 2024, the Company memorialized the award of 5,845 restricted stock units (“RSUs”) and options to purchase 2,067 shares of common stock (“Options”) of the Company to Daniel Strauss, the Company’s Chief Executive Officer pursuant to the terms of the Plan. The Company also memorialized the award of 468 RSUs and 166 Options to Francis Ruchalski, the Company’s Chief Financial Officer pursuant to the terms of the Plan. Such grants were previously approved by the Board on September 22, 2023 (the “Grant Date”).

Subject to Mr. Strauss’s and Mr. Ruchalski’s continued service with the Company for the applicable vesting period, the RSUs shall vest in proportion to (a) the number of restricted stock units (the “Series 1 RSUs”) and Series 2 restricted stock units (the “Series 2 RSUs”) purchased by Tacora pursuant to the Purchase Agreement, divided by (b) 75,000 (in all events without duplication) but in any event over a 4-year period in equal quarterly installments beginning on the Grant Date; provided, however, that, notwithstanding the vesting of the RSUs in accordance with the foregoing schedule, the awardee shall not be entitled to receive a cash payment with regard to the vested RSUs issued to the awardee hereunder except as follows: (A) with regard to one-third of the RSUs that vested in accordance with the foregoing clause the awardee shall not be entitled to receive a cash payment until on or after the 3rd anniversary of the Grant Date generally in accordance with the provisions set forth in Section 2 of the Series 1 Restricted Stock Unit Agreement dated as of the Grant Date between the Company and Tacora, and (B) with regard to two-thirds of the RSUs that would have vested in accordance with the foregoing clause the awardee shall not be entitled to receive a cash payment until or after the 6th anniversary of the Grant Date, generally in accordance with the provisions set forth in Section 2 of the Series 2 Restricted Stock Unit Agreement dated as of the Grant Date between the Company and Tacora.

The Options, which have an exercise price of $10.00 per share, will also vest over a 4-year period in equal quarterly installments beginning on the Grant Date until all shares underlying the Option shall have vested.

The RSU awards are being made by RSU Agreements and the Options awards are being made by Incentive Stock Option Agreements. The form of RSU Agreement and the form of Incentive Stock Option Agreement have been filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K. This summary description of these agreements does not purport to be complete and is qualified in its entirety by reference to the form of these agreements, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1

Reference Spread Payment Agreement, dated as of September 29, 2023, by and between Greenway Mortgage Holding Corporation and GlassBridge Enterprises, Inc. (incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023)

10.2	Loan and Security Agreement, dated as of February 9, 2024, by and between GB HRP, LLC and POINT DIGITAL FINANCE, INC.

10.3	Revolving Line of Credit Note, dated as of February 9, 2024, issued by GB HRP, LLC

10.4

Stock Purchase Agreement, dated as of September 25, 2023, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2023)

10.5	Amendment to Stock Purchase Agreement, dated as of February 13, 2024, by and between GlassBridge Enterprises, Inc. and Tacora Capital, LP

10.6	GlassBridge Enterprises, Inc. Amended and Restated Equity Incentive Plan

10.7	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Restricted Stock Unit Agreement

10.8	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Incentive Stock Option Agreement

10.9	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Non-Qualified Stock Option Agreement

10.10	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Stock Appreciation Right Agreement

10.11	Form of Glassbridge Enterprises, Inc. 2023 Equity Incentive Plan Restricted Stock Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Exhibits and schedules to this Exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2024

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer